UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 11, 2020 (September 10, 2020)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 10, 2020, Laureate International B.V. and Laureate I, B.V., each a Netherlands private limited liability company (together, the “LDES Sellers”), and Servicios Regionales Universitarios LE, S.C., a Mexican company (sociedad civil) (together with the LDES Sellers, the “Controlling Entities”), all of which are indirect, wholly owned subsidiaries of Laureate Education, Inc. (“Laureate”), entered into a Master Agreement (the “Agreement”) with Fundación Educación y Cultura, a Chilean non-for-profit foundation (the “Buyer”).

Pursuant to the Agreement, as of September 11, 2020, Laureate completed the divestiture of its operations in Chile through the transfer of control of its not-for-profit institutions, Universidad Andrés Bello, Universidad de Las Américas and Universidad Viña del Mar, to the Buyer, and the sale of its for-profit operations, which includes the sale of Instituto Profesional AIEP to Universidad Andrés Bello, for total transaction value of US$218.2 million as follows:

(i)	For a transaction value of US$3.0 million, the Controlling Entities sold to the Buyer all of the issued and outstanding shares of Laureate Desarrollos Educacionales SpA, a Chilean stock corporation, thereby transferring Laureate’s control of Universidad Andrés Bello, Universidad de Las Américas and Universidad Viña del Mar and selling Escuela Moderna de Musica and Campvs College.

(ii)	For a transaction value of US$0.6 million, certain Laureate affiliates sold to the Buyer all of the corporate interest in Instituto Nacional de Computación y Administración de Empresas Limitada.

(iii)	For a transaction value of US$214.6 million, the LDES Sellers sold to Universidad Andrés Bello all of the issued and outstanding shares of LDES Educacional SpA., a Chilean stock corporation, thereby selling control of Instituto Profesional AIEP.

As of June 30, 2020, the carrying value of Laureate’s Chilean operations was approximately US$213 million. In addition, as previously disclosed, as of June 30, 2020, Laureate has recorded within stockholders’ equity, as a component of accumulated other comprehensive income, approximately US$249 million of accumulated foreign currency translation (FX) losses associated with the Chilean operations. These FX losses are expected to be recognized in the third quarter of 2020 in connection with the divestiture of the Chilean operations.

For the 12-month period ended June 30, 2020, Laureate’s Chilean operations had approximately US$550.7 million in revenue, an operating loss of US$349.8 million (which included US$418.0 million in impairment charges, US$3.7 million in Excellence-in-Process1 expenses and US$0.7 million in share-based compensation expense) and US$34.1 million in depreciation and amortization and, as of June 30, 2020, collectively had approximately 170,400 students.

Forward-Looking Statements

This Current Report on Form 8-K includes certain disclosures which contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they often contain words such as “subject to,” “expect” or similar expressions that concern Laureate’s strategy, plans or intentions. Any statement that we make relating to the recognition of the FX losses is a forward-looking statement. Forward-looking statements are based on Laureate’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from Laureate’s expectations are set forth under the caption “Risk Factors” in Laureate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated in Laureate’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. Laureate is under no obligation to (and specifically disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

1 Excellence-in-Process (“EiP”) implementation expenses are related to an enterprise-wide initiative to optimize and standardize Laureate’s processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. It included the establishment of regional shared services organizations around the world, as well as improvements to Laureate’s system of internal controls over financial reporting. The EiP initiative also includes other back- and mid-office areas, as well as certain student-facing activities, expenses associated with streamlining the organizational structure and certain non-recurring costs incurred in connection with the planned and completed dispositions. Beginning in the third quarter of 2019, EiP also includes expenses associated with an enterprise-wide program aimed at revenue growth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Leslie S. Brush
Name:	Leslie S. Brush
Title:	Vice President, Assistant General Counsel and Secretary

Date: September 11, 2020